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                                                                   EXHIBIT 10.30

                          SUPPORT SERVICES AGREEMENT


This Support Services Agreement dated this 31st day of October, 1995 is entered into by and between Alan King and Company, Inc., a California Corporation ("COMPANY"), and Pan American Savings Bank, a federal savings bank ("BANK")

This Support Services Agreement, including any Addendum, any referenced exhibits, and any other signed amendments or agreements (collectively the "Agreement"), constitute the entire agreement between the parties relating to the subject matter herein. Any statements or promises made between the parties which are not contained herein regarding the subject matter hereof shall not be binding.


1.   RECITALS

WHEREAS, COMPANY is engaged in the business of developing, licensing, installing and servicing the proprietary software known as SBO 90 Master Servicing Software ("Program"): and

WHEREAS, BANK desires the COMPANY to provide services as described more fully in Paragraph 3 for the benefit of BANK.

NOW, THEREFORE, for the reasons set forth above, and in consideration of the mutual promises and agreements hereinafter set forth, COMPANY and BANK hereby agree as follows:

2.   NOTICES

Notices and documents to be given hereunder by one party to the other party must be in writing and may be given either by personal delivery or prepaid by first class mail or nationally recognized overnight carrier to the following addresses:


BANK:     Mr. Bob Wilson, EVP
          Pan American Savings Bank, FSB
          1300 S. El Camino Real, Third Floor
          San Mateo, CA 94402
          (415) 345-1800 x222

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COMPANY:  Mr. Alan King, President
          Alan King and Company, Inc.
          4066 Dunbarton Circle
          San Ramon, CA 94583
          (510) 551-8057

This address to which or the person to whom notice is to be given may be changed from time to time by either party by written Notice to the other party as set forth herein. Such change shall be effective upon notification of such change in the manner set forth above. Notices sent as set forth above shall be effective on the earlier of receipt or one (1) business day following mailing.

3.   SCOPE OF SERVICE

COMPANY will continue to use the SBO 90 master servicing software that BANK currently uses. COMPANY will process all remittances through the system in the exact same fashion as is currently performed in house.

COMPANY will identify and report to BANK short remittances which are in excess of $10.00. COMPANY will also report outstanding arm adjustment problems. COMPANY will bring the problems to the servicer's attention and COMPANY will attempt to recover all funds due BANK.

COMPANY will produce all accounting reports, pledge files and regulatory reports. COMPANY will also track, monitor, reconcile and report all key events, such as foreclosure if this option is purchased. COMPANY will work closely with BANK accounting department to ensure that all accounts are properly reconciled each month. COMPANY will also recommend cash processing procedures and controls to BANK'S accounting department.

If BANK chooses, COMPANY will also manage BANK'S defaults. Under this option, COMPANY will follow BANK guidelines and review and approve standard SBO items such as pre-approved sales, assumptions, modifications, deed-in-lieus, etc. BANK will specify limits on COMPANY authority. COMPANY will send those items, for approval, to BANK that exceed BANK'S specified limit.

COMPANY will update BANK'S data base at the beginning of each month to reflect prior month activity and loan additions. The updated data base will contain sufficient information to allow BANK to take over processing at any time. This data base can be used for ad hoc reports through out the month. COMPANY will also provide a lotus file containing key master file fields for each active loan.

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4.   TERM AND TERMINATION

BANK'S obligation to use COMPANY'S service is limited to four months starting from the first day of operation. BANK may terminate at any time with 60 days written notice. BANK will pay a $5,000.00 termination fee if notification is given during the first 60 days of the contract. BANK may terminate after 60 days without paying a termination fee.

COMPANY will, at BANK'S option, retrain your personnel on the use of SBO 90.
The cost for on-site training is 500 dollars per day. Most organizations require five days training.

COMPANY agrees to perform for a period of two years at the current price schedule. COMPANY may terminate at any time during the first two years with 60 days written notice and payment of a $5,000.00 termination fee. COMPANY may terminate after two years with 60 days written notice and without payment of a termination fee. COMPANY will retrain BANK on the use of SBO 90 at no cost to BANK if COMPANY terminates this agreement.

5.   PRICING

BANK will pay a fee each month based on the number of active loans at the beginning of the month in the portfolio and the option selected. The following chart list the monthly per loan fee for each option:

          Option 1 Accounting, remittance processing, regulatory reporting, and servicer error corrections:

               Monthly             Number of
                 Fee               Loans
               $1.90 per loan      less than 2500
               $1.75 per loan      2501-5000
               $1.60 per loan      greater than 5000

          Option 2 Everything in option 1 plus default management, payoff administration, and handling of any SBO related correspondence:

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
               Monthly             Number of
                 Fee               Loans
               $2.90 per loan      less than 2500
               $2.75 per loan      2501-5000
               $2.60 per loan      greater than 5000

In addition to the monthly fee, there are the following potential additional charges:

     .    New loan set up fee ($6.00 per loan no monthly fee for first month)
     .    Loan removal for REOs and loan sales ($1.50 per loan)
     .    Reconveyance ($10.00 per loan if COMPANY does the paper work)

COMPANY will not charge its normal Program rental fee during those times in which COMPANY is providing the services as described in this Agreement.

6.   PERFORMANCE STANDARDS

COMPANY will process each report within seven days of receipt. All reports received by the 27th of the month plus all reports received from Dovenmuehle Mortgage by month end will be posted before month end is run. Month end reports will be delivered to BANK by the third business day of the month. BANK'S data base will be updated by the tenth of each month. COMPANY will pay a $500.00 penalty for each day after the third business day, up to the regular monthly fee, whenever COMPANY is late delivering reports.

7.   PAYMENT TERMS

Invoices shall be payable within thirty (30) days after BANK'S receipt of such invoice. In the event of any disputed amount(s) on any invoice, BANK shall pay any amounts not in dispute, and shall pay the remaining amount as mutually agreed, to be due within twenty (20) days after resolution of such dispute. The failure of BANK to pay any amount in dispute shall not be deemed a default hereunder.

8.   GOVERNING LAW

This Agreement shall be governed for all purposes by the laws of the State of California.

9.   ATTORNEYS' FEES PROVISION

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If any action (lawsuit or arbitration) is filed or proceeding is brought in connection with this Agreement or for the enforcement or declaration of any rights, obligations, or remedies arising under the Agreement or otherwise granted, permitted or imposed by law or in equity, then the prevailing party therein shall be entitled to recover from the other party all costs and expenses, including reasonable attorneys' fees, arbitration costs and court costs sustained or incurred by the prevailing party.

10.  FORCE MAJEURE

Neither party shall be liable for delays or failure to perform due to causes beyond its reasonable control, including delays in transportation. In the event of any such delay, the date of performance shall be extended for a period equal to the time lost by reason of the delay. If any such delay by COMPANY extends for thirty (30) days or more, BANK may terminate this agreement upon twenty (20) days written notice.


          ACCEPTED

Alan King and Company, Inc.

BY: /s/ ALAN KING
   ------------------------
Printed Name:  Alan King
Title:  President   Date: 10/31/95
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Pan American Savings Bank, FSB
BY: /s/ ROBERT WILSON
   ---------------------------
Printed Name:  Robert Wilson
Title: EVP          Date: 10/31/95
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